Exhibit 10.1

Agreement

Number：YT-202201001A

Party A: Zhejiang Yitang Medical Service Co., Ltd.

Address: Room 1306, 13th Floor, Building 1, Jiangning Building, No.27 Ningtai Road, Ningwei Street, Xiaoshan District, Hangzhou

Party B 1: Shanghai Shijie Decoration Design Engineering Co., Ltd.

Address: Room 2024, Zone I, 2nd Floor, Building 3, No.8 Xiushan Road, Chengqiao Town, Chongming District, Shanghai

Party B :. Shanghai Yunjian Industrial Development Co., Ltd.

Address: Room 2291, Building 94, No.4399 Wusi Road, Haiwan Town, Fengxian District, Shanghai

(Party B 1 and Party B 2 are hereinafter individually referred to as "Party B 1" and "Party B 2" and collectively referred to as "Party B".)

Whereas:

1. On November 5, 2021, Party A signed an Equity Transfer Framework Agreement (the "Framework Agreement") with China Capital Investment (Group) Co., Ltd., Shanghai CCI Investment Co., Ltd., Shanghai Hengshi Investment Management Co., Ltd., Xinjiang Huizhong Yifu Investment Co., Ltd. (the above four parties are collectively referred to as "Transferor") . According to the Framework Agreement, the transferor intends to transfer its equity of Shanghai Jiaoda Onlly Co., Ltd. (hereinafter referred to as the "Target Company") (stock code: 600530), total 124,590,064 shares of the Target Company's unrestricted shares (accounting for 15.97% of the total shares of the Target Company) and the ownership interests derived therefrom (including all carried interests and rights under such shares) to Party A or any entity designated by Party A for a price of RMB509,655,288.

2. Party B 1 and Party B 2 are both legally established and legally existing limited liability companies, and intend to participate in the investment in the Target Company.

3. After the execution of the Framework Agreement, Party A decides to withdraw from the investment in the Target Company due to the adjustment of its business strategy and the advices from multiple parties, and Party B is willing to undertake the above-mentioned investment.

Accordingly, Party A and Party B have reached the following agreements through friendly negotiation:

1. Party A voluntarily agrees to withdraw from the investment in the Target Company, and designates Party B as the transferee to receive the 124,590,064 unrestricted tradable shares of the Target Company collectively held by the transferor (accounting for 15.97% of the total shares of the Target Company) and the derivative interests (including all carried interest and rights under such shares).

2. After the execution of this agreement, Party B and the transferor will sign a formal equity transfer agreement. The transfer consideration, payment method, delivery and relevant rights and obligations shall be stipulated in the formal equity transfer agreement and its supplementary agreement (if any) signed by Party B and the transferor. Party A shall no longer undertake any obligations and enjoy the agreed rights under the Framework Agreement.

3. Both parties agree that on the same day after Party B pays all the equity transfer fees to the Transferor's co-managed account, Transferor will pay back the equity transfer fees of RMB 50 million paid by Party A and the interest generated to Party A's account. Meanwhile, Party B agrees to pay Party A the capital occupancy fee wtih an annual interest rate of 6.5% on the basis of RMB 50 million according to the actual payment days of Party A.

4. Without the unanimous written consent of all parties, neither party shall disclose any content of this agreement and any information related to this agreement to any third party other than the relevant information has been publicly disclosed. If any party violates the confidentiality obligations stipulated in this term, it shall compensate the non-breaching party for all losses of the non-breaching party and its affiliates.

5. All disputes arising from this agreement shall be settled through friendly negotiation. If the negotiation fails, either party may file a lawsuit with the competent court in the place where the contract is signed.

6. This agreement will take effect from the date of stamping by all parties. This agreement will be in three copies, each party holds one copy, all of which have the same effect.

（The following text is for signature and seal）

Party A (seal) : Zhejiang Yitang Medical Service Co., Ltd.

Legal Representative/Authorized Representative:

Party B 1 (Seal): Shanghai Shijie Decoration Design Engineering Co., Ltd.

Legal Representative/Authorized Representative:

Party B 2 (Seal): .Shanghai Yunjian Industrial Development Co., Ltd.

Legal Representative/Authorized Representative:

This Agreement is signed by the parties on /01 /      2022